Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Syndax Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)			—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)			—	—	—	—

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)			—	—	—	—

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)			—	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	(2)(3)	$0.00014760	$ —	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	Rule 415(a)(6)	(3)					S-3	333-254661	March 24, 2021

	Equity	Preferred Stock, par value $0.001 per share	Rule 415(a)(6)	(3)					S-3	333-254661	March 24, 2021

	Debt	Debt Securities	Rule 415(a)(6)	(3)					S-3	333-254661	March 24, 2021

	Other	Warrants	Rule 415(a)(6)	(3)					S-3	333-254661	March 24, 2021

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)			$156,775,451 (3)		S-3	333-254661	March 24, 2021	$22,024

	Total Offering Amounts						$156,775,451 (1)(3)	$ —

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$ —

	Net Fee Due							$ —

(1)

An indeterminate number of securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price not to exceed $156,775,451. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)

The Registrant filed an Automatic Shelf Registration Statement on Form S-3 (File No. 333-25466) on March 24, 2021 (the “Prior Registration Statement”), which included a sales agreement prospectus (the “2021 ATM Prospectus”) that registered the offer and sale of up to $75,000,000 of shares of the Registrant’s common stock. On May 26, 2023, the Registrant filed a prospectus supplement (File No. 333-254661), which registered the offer and sale of up to $200,000,000 of shares of the Registrant’s common stock (the “2023 ATM Prospectus”). In connection with the filing of the 2023 ATM Prospectus, the Registrant paid a filing fee of $22,040 less $5,423 previously paid in connection with the offering of a portion of the unsold securities pursuant to the 2021 ATM Prospectus (based on the filing fee rate in effect at the time of the filing of the 2023 ATM Prospectus) and carried forward $49,710,253 of unsold securities previously registered pursuant to the 2021 ATM Prospectus. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $156,775,451 of unsold securities (the “Unsold Securities”) pursuant to the 2023 ATM Prospectus. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The Registrant is not registering any securities on this registration statement, other than the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.